UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):    February 14, 2018

RSP PERMIAN, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36264	90-1022997
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3141 Hood Street, Suite 500 Dallas, Texas 75219

(Address of principal executive offices)

Registrant’s telephone number, including area code: (214) 252-2700

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Amendment of Award Agreements

On February 14, 2018, the Compensation Committee of the Board of Directors of RSP Permian, Inc. (the “Company”) approved and adopted amendments (the “Amendments”) to the Restricted Stock Grant and Award Agreement governing outstanding restricted stock awards subject only to time-based vesting (the “Time-Based Restricted Stock Agreement”) and the Restricted Stock Grant and Award Agreement (Performance Vesting) governing outstanding restricted stock awards subject to both time-based and performance-based vesting (the “Performance-Based Restricted Stock Agreement” and, together with the Time-Based Restricted Stock Agreement, the “Restricted Stock Agreements”), in each case, previously granted to each of the Company’s named executive officers, Steven Gray, Chief Executive Officer and Director; Scott McNeill, Chief Financial Officer and Director; Zane Arrott, Chief Operating Officer; William Huck, Executive Vice President of Operations; Jim Mutrie, Vice President, General Counsel and Corporate Secretary; and Erik B. Daugbjerg, Executive Vice President of Land and Business Development (collectively, the “NEOs”), under the Company’s 2014 Long Term Incentive Plan, as the same may be amended and restated from time to time (the “Plan”). The Company approved and adopted similar amendments to outstanding restricted stock awards under the Plan held by other employees. The Amendments, which are effective as of February 14, 2018, provide for accelerated vesting of the unvested portion of the awards upon a termination of the grantee’s service relationship due to death or “Disability” (as defined below), with (in the case of the Performance-Based Restricted Stock Agreement) performance based on actual performance as of the end of the last day of the most recently completed fiscal quarter immediately prior to the date of such termination. For purposes of the Amendments, “Disability” generally means the executive’s inability to perform the essential functions of his or her position with or without reasonable accommodation, if required by law, due to physical or mental impairment.

The foregoing description of the Amendments does not purport to be complete and is qualified in its entirety by reference to the full text of the form of Amendment No. 1 of Restricted Stock Grant and Award Agreement and the form of Amendment No. 1 of Restricted Stock Grant and Award Agreement (Performance Vesting), a copies of which are attached hereto as Exhibits 10.1 and 10.2, respectively, and incorporated herein by reference.

New Restricted Stock Award Agreements

On February 14, 2018, the Compensation Committee approved a new form of Restricted Stock Grant and Award Agreement and a new form of Restricted Stock Grant and Award Agreement (performance vesting) (together, the “Form Award Agreements”) under the Plan. The Form Award Agreements are substantially similar to the award agreements governing outstanding awards of restricted stock previously granted under the Plan, but provide for accelerated vesting of the unvested portion of the awards upon a termination of the grantee’s service relationship due to death or Disability (as defined above), with (in the case of performance-based awards) performance based on actual performance as of the end of the last day of the most recently completed fiscal quarter immediately prior to the date of such termination.

The foregoing description of the Form Award Agreements does not purport to be complete and is qualified in its entirety by reference to the full text of the Form Award Agreements, a copies of which are attached hereto as Exhibits 10.3 and 10.4 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description of Exhibit

10.1	Form of Amendment No. 1 to Restricted Stock Grant and Award Agreement.

10.2	Form of Amendment No. 1 to Restricted Stock Grant and Award Agreement (Performance Vesting).

10.3	Form of Restricted Stock Grant and Award Agreement.

10.4	Form of Restricted Stock Grant and Award Agreement (Performance Vesting).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RSP PERMIAN, INC.

Date: February 20, 2018	By:	/s/ James E. Mutrie
James E. Mutrie General Counsel and Vice President